THOMPSON,

GREENSPON

&CO., P.C.

Certified Public Accountants

Management Consultants

Independent Accountants' Consent

To the Board of Directors

Millennium Bankshares Corporation

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ Thompson, Greenspon & Co., P.C.

Fairfax, Virginia

January 30, 2004

4035 Ridge Top Road, #700, Fairfax, Virginia 22030-4790 (703) 385-8888 Fax (703) 385-3940

10694-A Crestwood Drive, Manassas, Virginia 20109-3497 (703) 368-3533 Fax (703) 361-1958

www.tgccpa.com

Member of American Institute of Certified Public Accountants Division for CPA Firms